UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2008

ETHANEX ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-129810	20-5458472
(Commission File Number)	(IRS Employer Identification No.)

14500 Parallel Road, Suite A, Basehor, KS	66007
(Address of Principal Place of Executive Offices)	(Zip Code)

(913) 721-5800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 11, 2008, Ethanex Energy, Inc, a Nevada corporation (the “Company”), Ethanex Sutherland, LLC,), Ethanex Sutherland Land, LLC, Ethanex Phase I, LLC, Ethanex Phase II, LLC, Ethanex Phase III, LLC, and Midwest Renewable Energy, LLC, a Nebraska limited liability company (“Seller”), entered into an amendment with an effective date as of March 10, 2008 (the “Amendment”) to the Asset Purchase Agreement (the “Purchase Agreement”), dated February 10, 2008.

The Amendment amends Section 12(a)(viii) of the Purchase Agreement, effective as of March 10, 2008, to extend a certain termination period for either the Company or Seller to terminate the Purchase Agreement. Prior to the amendment to the Purchase Agreement, either party had a right under Section 12(a)(viii) to terminate the Purchase Agreement on or before March 10, 2008 if the Company did not obtain at least $1.5 million in bridge financing by March 5, 2008. Pursuant to the Amendment, the parties have agreed to extend this termination right until March 31, 2008. Because the Company did not obtain interim financing by March 5, the Agreement remains terminable by either party until March 31, 2008. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this report by reference.

Item 8.01	Other Events

In Item 8.01 of the Company’s Current Report on Form 8-K filed on February 14, 2008, the Company disclosed that if it was unable to obtain interim financing by March 5, 2008, it anticipated that it would be unable to proceed with the acquisitions described in the Purchase Agreement, would need to cease operations and would be required to file for bankruptcy protection. As of March 10, 2008, the Company had not, and as the date of this Current Report on 8-K the Company has not, obtained interim financing. The Company is continuing to seek such interim financing, although there is no assurance that any such financing will be available on reasonable terms or at all. The Company also is in regular communication with the Seller about the transactions contemplated by the Purchase Agreement. Although the Company is seeking to minimize its expenditures while it continues to pursue both interim financing and the transactions contemplated by the Purchase Agreement, it may be required to seek bankruptcy protection at any time over the next few weeks.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment to Asset Purchase Agreement, dated March 11, 2008, by and among Ethanex Energy, Inc., Ethanex Sutherland, LLC, Ethanex Phase I, LLC, Ethanex Phase II, LLC, Ethanex Phase III, LLC, Ethanex Sutherland Land, LLC, and Midwest Renewable Energy, LLC.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on March 11, 2008.

ETHANEX ENERGY, INC.

/s/ David J. McKittrick
David J. McKittrick Executive Vice President, Chief Financial Officer